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                                                                   Exhibit 23




                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
O'Charley's Inc.

We consent to incorporation by reference in the registration statements (No. 33-39872, No. 33-51316, No. 33-51258, No. 33-83172, No. 33-69934, No. 333-63495,
and No. 333-59484 on Form S-8 and No. 333-103287 on Form S-3) of O'Charley's Inc. of our report dated February 5, 2003, relating to the consolidated balance sheets of O'Charley's Inc. and subsidiaries as of December 29, 2002 and December 30, 2001, and the related consolidated statements of earnings, shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 29, 2002, which report appears in the December 29, 2002 annual report on Form 10-K/A Amendment No. 1 of O'Charley's Inc. Our report refers to a change in method of accounting for goodwill and other intangible assets in 2002.



/s/ KPMG LLP

Nashville, Tennessee
April 1, 2003